UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2012

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2012, the independent members of the Board of Directors of RealNetworks, Inc. ("RealNetworks") approved the 2012 Executive MBO Plan for Thomas Nielsen, the Company's President and Chief Executive Officer (the "2012 CEO Plan"), which is a bonus plan that pays an annual cash award to Mr. Nielsen based on the achievement of certain financial and strategic business objectives as of the end of the year and is administered under the RealNetworks 2005 Stock Incentive Plan, as amended and restated.

The target payout under the 2012 CEO Plan is equal to 100% of Mr. Nielsen's annual base salary and is based (i) 67% on the achievement of RealNetworks' consolidated revenue and EBITDA goals, with each financial goal weighted equally, and (ii) 33% on the achievement of strategic business objectives approved by the Board of Directors. No portion of the target payout based on the revenue goal will be paid if less than 90% of the revenue target is achieved. For achievement of 90%-100% of the revenue goal, Mr. Nielsen will be paid 70%-100% of the portion of the target payout based on the level of achievement of the revenue goal. For achievement of 100%-120% of the revenue goal, Mr. Nielsen will be paid 100%-200% of the portion of the target payout based on the level of achievement of the revenue goal. Payout for revenue goal attainment is capped at 200%. Mr. Nielsen will not be paid more than 100% of his target payout based on the EBITDA goal unless 100% of the revenue goal is achieved, and no portion of the target payout based on EBITDA goal will be paid if less than 80% of the EBITDA goal is achieved. For achievement of 80%-100% of the EBITDA goal, Mr. Nielsen will be paid 50%-100% of the portion of the target payout based on the level of achievement of the EBITDA goal. For achievement of 100%-120% of the EBITDA goal, Mr. Nielsen will be paid 100-160% of the portion of the target payout based on the level of achievement of the EBITDA goal. Payout for EBITDA goal attainment is capped at 160%. For achievement of 0-120% of the strategic business objectives, Mr. Nielsen will be paid 0-120% of the portion of the target payout based on the level of achievement of such strategic business objectives. Payout for achievement of strategic business objectives is capped at 120%.

Notwithstanding the performance and payout targets established under the 2012 CEO Plan, the Board of Directors may in its discretion adjust performance and payout targets based on corporate activities such as acquisitions or dispositions of businesses or assets and may also decrease or eliminate an award before it is paid. Under the 2012 CEO Plan, Mr. Niesen must be employed in a position that is eligible to participate in the 2012 CEO Plan on the first and last day of a month to be eligible to earn incentive compensation under the 2012 CEO Plan for that month. In addition, Mr. Nielsen must be employed on the last day of the year and on the date payments are made in order to be eligible to receive payment under the 2012 CEO Plan, except in the case of death or disability.

The foregoing summary of the 2012 CEO Plan is qualified in its entirety by the terms of the 2012 CEO Plan. A copy of the 2012 CEO Plan will be filed as an exhibit to RealNetworks' Form 10-Q for the quarter ended June 30, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

May 15, 2012	By:	/s/ Tim M. Wan

Name: Tim M. Wan
Title: Chief Financial Officer and Treasurer